                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              CN BIOSCIENCES, INC.
                                       AT
                              $25.00 NET PER SHARE
                                       BY
                             EM ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF
                          EM INDUSTRIES, INCORPORATED,
                           AN INDIRECT SUBSIDIARY OF
                         MERCK KGAA, DARMSTADT, GERMANY

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
     TIME, ON WEDNESDAY, DECEMBER 23, 1998, UNLESS THE OFFER IS EXTENDED.


                                                               November 25, 1998

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated November 25, 1998 (the "Offer to Purchase") and a related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by EM Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of EM Industries, Incorporated, a New York corporation ("Parent"), to purchase all the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of CN Biosciences, Inc., a Delaware corporation (the "Company"), at a price of $25.00 per Share, net to the seller in cash without interest thereon (the "Per Share Amount"), upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from Mr. Stelios B. Papadopoulos, Chairman, President and Chief Executive Officer of the Company, together with the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of November 18, 1998 (the "Merger Agreement"), among the Company, Parent and Purchaser. The Merger Agreement provides, among other things, that as soon as practicable after the satisfaction or waiver of the conditions to the Merger (as defined below) set forth in the Merger Agreement, on the terms and subject to the conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law, Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger, subject to certain exceptions, each issued and outstanding Share will be converted into the right to receive the Per Share Amount less any required withholding taxes. The Merger Agreement is more fully described in Section 12 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender, on your behalf, any or all Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender price is $25.00 per Share, net to the seller in cash without interest thereon.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has unanimously approved the Offer and the Merger Agreement and has determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company and its stockholders and unanimously recommends that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

          4. Purchaser and Parent have entered into a Stockholder Agreement, dated as of November 18, 1998 (the "Stockholder Agreement"), with Warburg, Pincus Investors, L.P., which beneficially owns 2,248,485 Shares, or approximately 39.3% of the outstanding Shares. Under the Stockholder Agreement, Warburg, Pincus Investors, L.P. has agreed, among other things, to tender all such Shares to Purchaser pursuant to the Offer and has granted Parent an option to acquire such shares under certain circumstances at the Per Share Amount.

          5. Offer and Withdrawal Rights will expire at 12:00 Midnight, New York City time, on Wednesday, December 23, 1998, unless the Offer is extended.

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          6. The Offer is conditioned upon, among other things, (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which represents at least a majority of the outstanding Shares on a fully diluted basis, and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar applicable foreign laws. The Offer is also subject to certain other conditions. See
     Section 14 of the Offer to Purchase.

          7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer and sale of Shares pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form attached to this letter. A return envelope is enclosed for your use in delivering your instructions to us. If you authorize the tender of your Shares, all such Shares will be tendered, unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares of the Company. The Offer is not being made to (nor will tenders be accepted from or on behalf of) the holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction in which the Offer is required by law to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Manager or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.



          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                            OF CN BIOSCIENCES, INC.
                            AT $25.00 NET PER SHARE
                            BY EM ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF
                          EM INDUSTRIES, INCORPORATED,
                           AN INDIRECT SUBSIDIARY OF
                         MERCK KGAA, DARMSTADT, GERMANY

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated November 25, 1998 and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), in connection with the offer by EM Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of EM Industries, Incorporated, a New York corporation, to purchase all the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of CN Biosciences, Inc., a Delaware corporation.

     This will instruct you to instruct your nominee to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated: _______

                NUMBER OF SHARES
                 TO BE TENDERED*
                                                                           ---------------------------------------------------

                                                                           ---------------------------------------------------
                                 SHARES                                                      Signature(s)

                                                                           ---------------------------------------------------

                                                                           ---------------------------------------------------
                                                                                         Please print name(s)

                                                                           ---------------------------------------------------
                                                                                                Address

                                                                           ---------------------------------------------------
                                                                                          (Include Zip Code)

                                                                           ---------------------------------------------------
                                                                                    Area Code and Telephone Number

                                                                           ---------------------------------------------------
                                                                           Taxpayer Identification or Social Security Number

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.